Exhibit 99.1

AGILITI ANNOUNCES LEADERSHIP SUCCESSION

Tom Leonard to retire following the close of first quarter 2023
Tom Boehning, President, to succeed as Agiliti CEO

Minneapolis, Minn.--(BUSINESS WIRE)— January 9, 2023 – Agiliti, Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of medical technology management and service solutions to the United States healthcare industry, today announced that Tom Leonard will retire as Agiliti CEO on March 10, 2023, and continue on as a member of the company’s Board of Directors. Tom Boehning, currently President, will succeed Leonard as Chief Executive Officer and join the Agiliti Board of Directors beginning March 10, 2023. Mr. Leonard will remain an employee of the Company to assist with the transition of his executive responsibilities to Mr. Boehning until March 31, 2023.

“Tom Boehning has been integral to our growth and evolution during his tenure as President,” said Tom Leonard, CEO of Agiliti. “In his first three years at the company, he led the expansion of our solution offering and elevated Agiliti’s commercial capabilities, bringing more of our critical services to our more than 9,000 customers. His unwavering commitment to our essential role in healthcare is evident in our strong growth momentum, and our proven track record of creating value for shareholders.”

“I am honored to succeed Tom as CEO of Agiliti,” said Tom Boehning, President of Agiliti. “Since joining the company, I’ve had the pleasure of working alongside our colleagues and customers to deliver on our critical mission—always with a focus on improving the value we bring to our customers and our shareholders. Underlying Agiliti’s results and reputation is the strength and resilience of its business model, its nationwide scale and dedication to quality and service. It is a privilege to lead this team, and I look forward to furthering our partnerships and delivering on our proven growth strategy in the years to come.”

Boehning joined Agiliti in January 2020 as the company’s President overseeing its Commercial organization of more than 5,000 sales, clinical and operations team members. He previously spent 13 years at Optum where he was CEO of their joint venture, Optum360—the nation’s largest independent revenue cycle services organization. In his more than 25 years in healthcare, he has held executive leadership roles across nearly every sector of healthcare delivery, technology and reimbursement. Boehning holds a bachelor’s degree in Economics and an MBA from Pennsylvania State University.

“This transition is a result of a thoughtful and deliberate succession planning process completed by our Board of Directors,” said Leonard. “We have every confidence that Tom Boehning is the right next leader to sustain Agiliti’s proud heritage and propel the company’s continued progress through its next era of growth.”

Scott Sperling, Agiliti board member and Co-Chief Executive Officer of Thomas H. Lee Partners, the company’s largest shareholder, added, “Under Tom Leonard’s leadership, Agiliti transformed from an equipment rental company to an essential provider of comprehensive medical technology solutions to the U.S. healthcare industry. We greatly appreciate his accomplishments during his eight years as CEO, and we look forward to the company’s continued growth under Tom Boehning’s vision and leadership.”

About Agiliti

Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 9,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

CONTACT:

Kate Kaiser

Corporate Communication and Investor Relations

kate.kaiser@agilitihealth.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including statements regarding growth and strategy, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: negative reaction of our investors, our suppliers, our customers or our employees to our leadership succession; market volatility of our common stock as a result of our leadership succession; the risk that the leadership succession may not provide the results that the company expects; our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our potential inability to maintain the agreement with HHS and ASPR (the “Agreement”) or comply with its terms and risks relating to extension, renewal or termination of the Agreement or any of our existing contacts with HHS and ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our most recent annual report on Form 10-K.